UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 12, 2024

Acadia Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2024, Acadia Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and its general partner, Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), entered into a Consent and Second Amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of April 15, 2024, by and among the Operating Partnership, as borrower, the Company and certain subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, Bank of America, N.A., as administrative agent, and the lenders and letter of credit issuers party thereto (the “Credit Facility”).

The Amendment provides for an increase in the revolving credit facility under the Credit Facility from $350.0 million to $525.0 million, on the same terms and conditions as the existing revolving credit facility. The Amendment also increases the capacity limit on the accordion feature under the existing Credit Facility from $900.0 million to $1.1 billion, on the same terms and conditions otherwise set forth in the Credit Facility.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 12, 2024, using cash on hand and borrowings under the amended Credit Facility, the Operating Partnership repaid in full all outstanding obligations in the amount of $175.0 million under the Credit Agreement dated as of April 6, 2022, by and among the Company, the Operating Partnership, Bank of America, N.A., as administrative agent and the other lenders party thereto (the “Term Loan Agreement”), and all obligations of the Company and its subsidiaries under the Term Loan Agreement were released (other than with respect to customary provisions and agreements that are expressly specified to survive the termination). The Company and its subsidiaries did not incur any early termination penalties in connection with repayment of the indebtedness or termination of the Term Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Consent and Second Amendment, dated September 12, 2024, to the Third Amended and Restated Credit Agreement, dated April 15, 2024, by and among Acadia Realty Limited Partnership, Acadia Realty Trust, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, Truist Bank, and PNC Bank, National Association, as syndication agents, BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint bookrunners, and BofA Securities, Inc., Wells Fargo Securities, LLC, Truist Securities, Inc. and PNC Capital Markets LLC, as joint lead arrangers, and the lenders and letter of credit issuers party thereto.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
Dated:	(Registrant)
September 13, 2024
	By:	/s/ John Gottfried
	Name:	John Gottfried
	Title:	Executive Vice President and Chief Financial Officer